                                   EXHIBIT 11



                            MOORE CORPORATION LIMITED
                        CALCULATION OF EARNINGS PER SHARE
          UNDER UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES



                                                     Three months ended                          Nine months ended
                                                           September 30                               September 30
                                             -------------------------------------    ----------------------------------------
                                                    2000                 1999                  2000                  1999
                                             -----------------    ----------------    -------------------    -----------------

Net earnings (loss) as determined
 under United States generally
 Accepted accounting principles (1)          $   (1,681,000)      $    4,488,000      $     (15,385,000)     $     9,215,000
                                             =================    ================    ===================    =================

Weighted average number of
 shares outstanding
          - Basic                                88,456,940           88,456,940             88,456,940           88,456,940
          - Diluted                              89,047,838           89,107,143             89,027,677           89,106,434

Earnings (loss) per share
          - Basic                            $        (0.02)      $         0.05      $           (0.17)     $          0.10
                                             =================    ================    ===================    =================
          - Diluted                          $        (0.02)      $         0.05      $           (0.17)     $          0.10
                                             =================    ================    ===================    =================
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(1)  Refer to page 8 and 9 in the Consolidated Financial Statements included in the Interim Report to the Shareholders (see Exhibit 19).


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